SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2010 (June 15, 2010)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merrimack Street Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).         Compensatory Arrangements of Certain Officers

On June 15, 2010, the Board of Directors of Enterprise Bank and Trust Company (the “Bank”), the wholly owned banking subsidiary and sole significant subsidiary (as such term is defined under Rule 1-02 of Regulation S-X) of Enterprise Bancorp, Inc. (the “Company”) adopted a variable compensation plan (the “Plan”), including approval of specific performance factors, performance targets and percentage payout amounts for 2010.  The Plan covers employees with an officer status of vice president or above and who do not already participate in any form of individual-based incentive plan maintained by the Bank.

The Plan is designed to acknowledge and reward bank-wide and individual performance objectives.  Eligible employees receive a target variable compensation opportunity, which is a set percentage of an individual’s regular earnings for the plan year.  Each employee’s target percentage is based upon various factors, including the employee’s role, position, responsibilities and officer status.  Each participating employee is assigned to a variable compensation group based upon the employee’s position and role in the Bank.  The same performance factors apply to each group, but the weights assigned to each performance factor (which determine the percentage of the total variable compensation payment that may be earned by an employee through accomplishment of the performance target applicable to such factor) differ by group.  An employee’s individual and department performance may also be considered in determining the employee’s actual payout amount under the Plan.

The Bank must attain a specified level of performance in net income (the “threshold” level) for the plan year for a payout to be made under any of the performance factors outlined in the Plan.  The additional performance factors for which payout amounts may be made under the Plan are deposit growth, loan growth and loan quality.  Higher levels of payout may be accomplished with respect to each performance factor if performance levels exceed “threshold”, including reaching “target” and “stretch” levels.  There is no minimum bonus amount that is payable to any employee under the Plan.

With respect to the Company’s nine executive officers, four of its five “named executive officers” (namely its Chairman, Chief Executive Officer, President and Chief Financial Officer), as well as the Company’s Executive Vice President-Administration and Executive Vice President-Chief Sales and Marketing Officer, are included in the “Bank Wide Leadership” variable compensation group for Plan purposes, the Company’s remaining named executive officer (namely its Executive Vice President-Chief Operating Officer) and its Executive Vice President-Chief Banking Officer are included in the “Deposit Focused” variable compensation group, and the Company’s remaining executive officer, its Executive Vice President-Chief Commercial Lending Officer, is included in the “Lending Focused” variable compensation group.

Each of the Company’s Chairman, Chief Executive Officer and President will receive a variable compensation payout under the Plan of 20% of base salary if the Bank accomplishes the “target” levels for each performance factor (i.e., net income, deposit growth, loan growth and loan quality).  Each of the Company’s Chief Financial Officer and Executive Vice President-Chief Operating Officer, as well as the other four remaining executive officers, will receive a variable compensation payout under the Plan of 12.5% of base salary if the Bank accomplishes the “target” levels for each performance factor.  Under the Plan, each of the Company’s executive officers, including its five named executive officers, will receive a variable compensation payout equal to half of the target variable compensation payout amount at “threshold” levels of performance and up to double the target variable compensation payout amount at “stretch” levels of performance.

A copy of the Plan, including a description of the various employee variable compensation groups that apply to the Company’s executive officers, the different weighting of the performance factors applicable to each such group and 2010 performance targets, is included as Exhibit 10 to this report.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibit is included with this report:

Exhibit 10 Enterprise Bank 2010 Variable Compensation Plan

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: June 21, 2010	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer